                          SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC 20549

                                  ------------------


                                       FORM 8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  March 16, 1999




                               TREGA BIOSCIENCES, INC.
                  (Exact Name of Registrant as Specified in Charter)





           DELAWARE                  0-27972                  51-0336233
       (State or Other             (Commission              (IRS Employer
       Jurisdiction of             File Number)             Identification No.)
       Incorporation)





      9880 CAMPUS POINT DRIVE, SAN DIEGO, CA                     92121
     (Address of Principal Executive Offices)                  (Zip Code)




                                    (619) 410-6500
                 (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On March 12, 1999, Trega Biosciences, Inc., a Delaware corporation ("Trega"), ChromaXome Corp., a Delaware corporation and a wholly owned subsidiary of Trega ("ChromaXome"), and TerraGen Discovery Inc., a California corporation ("TerraGen"), entered into a Purchase and Sale of Assets Agreement (the "Sale Agreement") providing for the sale of substantially all of the assets of ChromaXome to TerraGen (the "Sale"). On March 16, 1999, the Sale was consummated.

     ChromaXome, located in San Diego, California, is an early stage combinatorial biology company which has developed technology to transfer metabolic pathways from marine and terrestrial microbes in bacteria. Pursuant to the terms of the Sale Agreement, TerraGen has acquired substantially all of the assets of ChromaXome for the following consideration:

     1.   $2,000,000.00 cash, paid at the closing of the Sale.

     2.   $2,000,000.00 (the "First Balance"), payable upon the earlier of:

          (a) one week following the date of any Financing (as defined below) completed by TerraGen or TerraGen Diversity Inc., a company organized under the laws of the Province of British Columbia, Canada and the sole shareholder of TerraGen ("TerraGen Parent"), following the closing of the Sale (the "First Financing"); or

          (b)  December 31, 1999.

          A "Financing" includes, without limitation, (i) any borrowing of capital, public offering, private offering or similar distribution of the securities of TerraGen or TerraGen Parent or (ii) any receipt of proceeds from collaborative agreements to which Terragen or TerraGen Parent is a party, such as, but not limited to, licensing agreements.

          In the event the net proceeds of the First Financing are less than $4,000,000.00, fifty percent (50%) of the net proceeds of the First Financing shall be paid towards the First Balance, with any remaining amount outstanding under the First Balance being carried forward for payment no later than December 31, 1999.

     3.   $1,000,000.00 (the "Second Balance"), payable upon the earlier of:

          (a) one week following the date of any Financing completed by TerraGen or TerraGen Parent following the closing of the First Financing (the "Second Financing"); or

          (b)  June 30, 2000.

          In the event the net proceeds of the Second Financing are less than $2,000,000.00, fifty percent (50%) of the net proceeds of the Second Financing shall be paid towards a portion of the First Balance (if any) and the Second Balance, with any remaining amount outstanding under the Second Balance being carried forward for payment no later than June 30, 2000.

     4. 600,000 shares of Class "B" preferred stock (the "Shares") in TerraGen Parent.

     The indebtedness of the First Balance and the Second Balance are evidenced by interest-bearing promissory notes (the "Notes") secured by the assets sold to TerraGen by ChromaXome in the Sale. TerraGen's obligations under the Notes are guaranteed by TerraGen Parent. The amount of cash paid and the number of Shares of TerraGen Parent issued as a result of the Sale were determined by negotiation between Trega and ChromaXome, on the one hand, and TerraGen and TerraGen Parent, on the other hand.

     Upon the effectiveness of the Sale, all of the employees of ChromaXome (8 persons) resigned their employment with ChromaXome and commenced employment with TerraGen.

     The foregoing description of the transactions involving Trega, ChromaXome, TerraGen and TerraGen Parent and the various agreements entered into in connection therewith is qualified in its entirety by reference to the Sale Agreement, a copy of which is filed as an exhibit to this Form 8-K and incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     A.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Not Applicable.

     B.   PRO FORMA FINANCIAL INFORMATION.

     An unaudited pro forma combined balance sheet as of December 31, 1998 and an unaudited pro forma combined statement of operations for the year ended December 31, 1998, giving effect to the Sale as of December 31, 1998 for the pro forma combined balance sheet and for the year ended December 31, 1998 for the pro forma combined statement of operations, are filed as a part of this report.

     C.   EXHIBITS.

     2.1 Purchase and Sale Agreement dated March 12, 1999 among Trega, ChromaXome and TerraGen.

                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: March 30, 1999


                                   TREGA BIOSCIENCES, INC.



                                   By   /s/ Michael G. Grey
                                      ------------------------------------
                                   Michael G. Grey
                                   President and Chief Executive Officer


                                   By   /s/ Gerard A. Wills
                                      ------------------------------------
                                   Gerard A. Wills
                                   Chief Financial Officer

                                EXHIBIT INDEX


Exhibit
Number                          Description
-------                         -----------

2.1+ Purchase and Sale Agreement dated March 12, 1999 among Trega, ChromaXome and TerraGen.


+ The Registrant has requested confidential treatment of certain portions of this agreement.

Attachment 7B for Form 8-K

                             TREGA BIOSCIENCES, INC
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                                  BALANCE SHEET
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                                        PRO FORMA
                                                                                      ADJ. FOR THE                  PRO FORMA
                                                             COMBINED                  TRANSACTION                   COMBINED
                                                          ----------------          ------------------           -----------------
ASSETS
Current assets:
     Cash and cash equivalents                               $      9,755                $      2,000  (a)          $      11,672
                                                                                                  (83) (b)
     Short term investments                                         6,507                                                   6,507
     Accounts receivable and other current assets                     778                           -                         778
     Note receivable                                                                            2,000  (a)                      -
                                                                                               (2,000) (d)
                                                          ----------------          ------------------           -----------------
Total current assets                                               17,040                       1,917                      18,957

Property and equipment, net                                         4,123                        (192) (b)                  3,931
Notes receivable                                                      624                       1,000  (a)                    624
                                                                                               (1,000) (d)
Other assets                                                        7,748                         (10) (b)                  7,738
                                                          ----------------          ------------------           -----------------
                                                             $     29,535                $      1,715               $      31,250
                                                          ----------------          ------------------           -----------------
                                                          ----------------          ------------------           -----------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                        $      1,539                $        195  (c)           $      1,734
     Accrued compensation and other accrued liabilities             2,399                                                   2,399
     Current portion of capital lease obligations                     186                         (37) (b)                    149
     Current portion of debt obligations                            1,065                                                   1,065
     Deferred revenue                                               3,794                                                   3,794
                                                          ----------------          ------------------           -----------------
Total current liabilities                                           8,983                         158                       9,141

Long-term capital lease obligation                                    112                         (46) (b)                     66
Long-term debt obligation                                           2,577                                                   2,577
Deferred rent                                                         223                                                     223
Stockholders' equity
     Common stock                                                      18                                                      18
     Common stock issuable                                             16                                                      16
     Additional paid-in capital                                    86,645                                                  86,645
     Deferred compensation                                           (609)                                                   (609)
     Accumulated deficit                                          (68,430)                      1,603  (d)                (66,827)
                                                          ----------------          ------------------           -----------------
Total stockholders' equity                                         17,640                       1,603                      19,243
                                                          ----------------          ------------------           -----------------
                                                             $     29,535                $      1,715                $     31,250
                                                          ----------------          ------------------           -----------------
                                                          ----------------          ------------------           -----------------


See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                             TREGA BIOSCIENCES, INC.
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                  (IN THOUSANDS EXCEPT FOR NET LOSS PER SHARE)


                                                                                   PRO FORMA                     12/31/98
                                                        12/31/98                 ADJ. FOR THE                   PRO FORMA
                                                        COMBINED                  TRANSACTION                    COMBINED
                                                     ----------------          ------------------           -------------------
Revenues:                                                                             (a)
     Contract revenue and license fees                  $      6,799                  $      (11)                 $      6,788
     Related party contract research                           3,970                           -                         3,970
     Net sales                                                    21                           -                            21
                                                     ----------------          ------------------           -------------------
                                                              10,790                         (11)                       10,779
Costs and expenses:
     Cost of sales                                                 7                           -                             7
     Research and development                                 17,934                      (1,351)                       16,583
     Acquired in-process research and development              1,000                                                     1,000
     Selling, general and administrative                       5,181                         (88)                        5,093
                                                     ----------------          ------------------           -------------------
                                                              24,122                      (1,439)                       22,683
                                                     ----------------          ------------------           -------------------

Gain (loss) from operations                                  (13,332)                      1,428                       (11,904)

Other income (expenses):

     Net interest income and other                               531                         (70)                          461
                                                     ----------------          ------------------           -------------------
Net Income (loss)                                       $    (12,801)                 $    1,358                  $    (11,443)
                                                     ----------------          ------------------           -------------------
                                                     ----------------          ------------------           -------------------

Loss per share data:
Basic and diluted loss per share                        $      (0.89)                                             $      (0.80)
                                                     ----------------                                       -------------------
                                                     ----------------                                       -------------------

Shares used in computing basic and
  dilutive net loss per share                                 14,380                                                    14,380
                                                     ----------------                                       -------------------
                                                     ----------------                                       -------------------


(a) Adjustment to reflect the disposition of substantially all of the assets of ChromaXome Corp., the Company's wholly owned subsidiary.

The above Unaudited Pro Forma Combined Statement of Operations does not include a gain of approximately $1.6 million to be recorded by Trega Biosciences, Inc. in conjunction with the disposal of all the assets of ChromaXome Corp.

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1. The unaudited pro forma combined condensed financial statements reflect the sale of substantially all the assets of the Company's wholly-owned subsidiary, ChromaXome Corp. to TerraGen Discovery Inc. ("TerraGen"), a privately held company, in consideration for $2.0 million in cash, two interest bearing notes receivable in the amount of $2.0 million and $1.0 million and 600,000 of Series B Preferred Stock of TerraGen. The notes receivable are due no later than December 31, 1999 and June 30, 2000, respectively.

2. The unaudited pro forma combined condensed statement of operations for December 31, 1998 reflects the Company's results of operations for such period as if the Company had disposed of such assets as of the beginning of the period.

3. The unaudited pro forma combined condensed balance sheet includes the adjustments necessary as if the sale of the assets occurred on December 31, 1998 and reflects the receipt of the consideration, disposal of the assets and the transaction costs. These adjustments are summarized as follows:

         (a) Receipt of $2.0 million in cash, notes receivable of $3.0 million and 600,000 shares of Series B Preferred Stock valued at $0.
         (b) Disposal of property, equipment and other assets and buy-out of capital lease obligations associated with the property and equipment.
         (c) Accrue estimated disposal costs to be incurred by Trega Biosciences, Inc.
         (d) Recognition of immediate gain on sale of assets to TerraGen and deferred gain related to notes receivable from TerraGen.

The unaudited pro forma financial statements have been prepared on the basis of preliminary estimates which are subject to adjustment. The pro forma financial statements may not be indicative of the results that actually would have been achieved if the disposition had been effected on the dates indicated, or the results which may be achieved in the future. The pro forma financial statements should be read in conjunction with the consolidated financial statements of the Company.